SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 ----------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      J.P. MORGAN INDEX FUNDING COMPANY, LLC
(Exact name of registrant as specified in its charter)

               DELAWARE                       13-3863618
(State of incorporation or       (I.R.S. Employer Identification No.)
organization)

60 Wall Street, New York, New York                      10260
(Address of principal executive offices)              (Zip Code)


               J.P. MORGAN & CO. INCORPORATED
(Exact name of registrant as specified in its charter)


                       DELAWARE               13-2625764
(State of incorporation or        (I.R.S. EmployerIdentification No.)
organization)


60 Wall Street, New York, New York                       10260
(Address of principal executive offices)              (Zip Code)



If this Form relates to the           If this Form relates to the
registration of a class of            registration of a class of
securities pursuant to Section 12(b)  securities pursuant to Section 12(g)
of the Exchange Act and is            of the Exchange Act and is effective
effective  pursuant to General        pursuant to General Instruction
Instruction A.(c), please check       A.(d), please check the following
the following box.       [ x ]        following box.        [  ]


Securities Act registration statement file number to which this is
from relates:                                         333-01121 and
                                                       333-01121-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered:                each class is to be registered:

Preferred Securities, Series A      American Stock Exchange
(and the Guarantee with respect
thereto)


Securities to be registered pursuant to Section 12(g) of the Act:  None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.   Description Of Registrant's Securities To Be Registered

          For a description of the Commodity-Indexed Preferred Securities ("ComPS") of J.P. Morgan Index Funding Company, LLC (the "Company") to be registered hereunder, reference is made to the information under the headings "Description of All Preferred Securities" and "Description of the ComPS" in the Company's Prospectus dated November 18, 1996 contained in the Company's Registration Statement on Form S-3 (Reg. Nos. 333-01121 and 333-01121-01) (the "Registration Statement"), as supplemented by the information under the heading "Description of the ComPS" in the Company's preliminary prospectus supplement filed pursuant to Rule 424(b) on July 28, 1997, and as will be supplemented by the information under the heading "Description of the ComPS" in the Company's final prospectus supplement to be filed pursuant to Rule 424(b), all of which information is hereby, or shall be deemed to be, incorporated herein by reference and made a part of this application in its entirety.


Item 2.   Exhibits

          The following exhibits are hereby incorporated herein by reference:

     Exhibit 1 -     Registration Statement (see Item 1
                     above).

     Exhibit 2 -     Certificate of Formation of J.P. Morgan
                     Index Funding Company, LLC (incorporated by reference to Exhibit 3(a) to the Registration Statement).

     Exhibit 3 -     Amended and Restated Limited Liability
                     Company Agreement of J.P. Morgan Index
                     Funding Company, LLC (incorporated by
                     reference to Exhibit 3(b) to the
                     Registration Statement).

     Exhibit 4 -     Form of Certificates for Securities for
                     Preferred Securities (incorporated by
                     reference to Exhibit 3(a) to the
                     Registration Statement).

     Exhibit 5 -     Form of Guarantee Agreement
                     (incorporated by reference to Exhibit
                     4(b) to the Registration Statement).


                                 SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in The City of New York, State of New York, on the 24th day of September, 1997.

                                   J.P. MORGAN & CO.
                                   INCORPORATED,

                                   by:
                                      /s/Gene A. Capello
                                      -----------------------
                                      Name:  Gene A. Capello
                                      Title: Vice President and
                                             Assistant General
                                             Counsel


                                   J.P. MORGAN INDEX FUNDING
                                   COMPANY, LLC,

                                   by J.P. MORGAN & CO
                                   INCORPORATED, as Managing
                                   Member,

                                   by:
                                      /s/Gene A. Capello
                                      -------------------------
                                      Name:  Gene A. Capello
                                      Title: Vice President and
                                             Assistant General
                                             Counsel